United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 24, 2024

Date of Report (Date of earliest event reported)

DT Cloud Star Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42167	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Floors 1 through 3, 175 Pearl Street Brooklyn, New York	11201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 865-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.0001 par value per share, and one Right	DTSQU	The Nasdaq Stock Market LLC
Ordinary Shares	DTSQ	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one-ninth (1/9) of one Ordinary Share	DTSQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2024, the registration statement on Form S-1 (File No. 333-278982) (the “Registration Statement”) relating to the initial public offering (“IPO”) of DT Cloud Star Acquisition Corporation (the “Company”) was declared effective by the U.S. Securities and Exchange Commission.

On July 26, 2024, the Company consummated the IPO of 6,000,000 units (the “Public Units”). Each Public Unit consists of one ordinary share of the Company, par value US$0.0001 per share (“Ordinary Share”) and one right to receive one-ninth (1/9) of one Ordinary Share upon the consummation of an initial business combination(“Right”). The Public Units were sold at an offering price of $10.00 per Public Unit, generating gross proceeds of $60,000,000. The Company granted the underwriters a 45-day option to purchase up to 900,000 additional Public Units to cover over-allotments, if any. On July 25, 2024, the underwriters exercised the option in full, and the closing of the issuance and sale of the additional Public Units occurred simultaneously with the closing of the IPO on July 26, 2024. The total aggregate issuance by the Company of 900,000 Public Units at a price of $10.00 per Public Unit resulted in gross proceeds of $9,000,000.

In connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

●	an Underwriting Agreement, dated July 24, 2024, by and between the Company and A.G.P./Alliance Global Partners, as representative of the underwriters named therein, which contains customary representations and warranties and indemnification of the underwriter by the Company;

●	a Rights Agreement, dated July 24, 2024, by and between the Company and VStock Transfer LLC, which provides for, among other things, the form and provisions of the Rights, the terms upon which they shall be issued, and the respective rights, limitation of rights, and immunities of the Company, the Rights Agent, and the holders of the Rights;

●	Letter Agreements, dated July 24, 2024, by and between the Company and DT Cloud Star Management Limited (the “Sponsor”) and each of the officers and directors of the Company, respectively, pursuant to which the Sponsor and each officer and director of the Company has agreed to vote any Ordinary Shares held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 15 months from the closing of the IPO; to certain transfer restrictions with respect to the Company’s securities; to certain indemnification obligations of the Sponsor; and the Company has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of the Sponsor;

●	an Investment Management Trust Agreement, dated July 24, 2024, by and among the Company, VStock Transfer LLC, and Wilmington Trust National Association, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Units, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

●	a Registration Rights Agreement, dated July 24, 2024, by and among the Company, the Sponsor and each of the officers and directors of the Company, which provides for customary registration rights for the Sponsor and such other equity holders;

●	a Private Placement Units Purchase Agreement, dated July 24, 2024, by and between the Company and the Sponsor, pursuant to which the Sponsor agrees to purchase 193,400 units (or up to 206,900 units if the over-allotment options of the IPO is exercised in part or in full) at $10.00 per unit in a private placement;

●	an Administrative Service Agreement, dated July 24, 2024, by and between the Company and the Sponsor, pursuant to which the Sponsor has agreed to make available office space, utilities, secretarial and administrative services, as may be required by the Company from time to time, for $10,000 per month until the earlier of the Company’s completion of its initial business combination or liquidation.; and

●	Indemnification Agreements, dated July 24, 2024, by and between the Company and each of the officers and directors of the Company.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO on July 26, 2024, the Company consummated the private placement (“Private Placement”) with DT Cloud Star Management Limited, its Sponsor, of 206,900 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total gross proceeds of $2,069,000.

The Private Units are identical to the Public Units sold in the IPO. The Sponsor agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. The Sponsor was also granted certain demand and piggyback registration rights in connection with the purchase of the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering. No underwriting discounts or commissions were paid with respect to the Private Placement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on July 24, 2024, in connection with the effectiveness of the Registration Statement, Mr. Shaoke Li, Ms. Longjiao Li and Mr. Chi Zhang became directors of the Company.

The board has determined that each of Mr. Shaoke Li, Ms. Longjiao Li and Mr. Chi Zhang are independent directors under the requirements of the Nasdaq listing standards and under the Securities Exchange Act of 1934 (“Exchange Act”), and has determined that Mr. Shaoke Li qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. Mr. Shaoke Li, Ms. Longjiao Li and Mr. Chi Zhang serve as members of the audit committee, the corporate governance and nominating committee, and the compensation committee, respectively. Mr. Shaoke Li is the chairperson of the audit committee, Mr. Chi Zhang is the chairperson of the corporate governance and nominating committee, and Ms. Longjiao Li is the chairperson of the compensation committee.

The Company will reimburse the officers and directors for reasonable out-of-pocket expenses incurred by them in connection with certain activities on the Company’s behalf, such as identifying and investigating possible target businesses and business combinations.

Other than as set forth in Item 1.01 and above, none of the directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 24, 2024, in connection with the IPO, the Company amended and restated its memorandum and articles of association. On the same date, in connection with the IPO, the Company filed its Second Amended and Restated Memorandum and Articles of Association with the Registrar of Companies in the Cayman Islands. A copy of the Company’s Second Amended and Restated Memorandum and Articles of Association is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01 Other Events.

As of July 26, 2024, a total of $69,000,000 of the net proceeds from the IPO and the Private Placement were deposited in a trust account established for the benefit of the Company’s public stockholders, with Wilmington Trust National Association acting as trustee. An audited balance sheet as of July 26, 2024 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within four business days of the consummation of the IPO.

On July 24, 2024, the Company issued a press release announcing the pricing of the IPO, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On July 26, 2024, the Company issued a press release announcing the closing of the IPO, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 24, 2024, by and between the Company and A.G.P./Alliance Global Partners, as representative of the underwriters named therein
3.1	Second Amended and Restated Memorandum and Articles of Association
4.1	Rights Agreement, dated July 24, 2024, by and between the Company and VStock Transfer LLC
10.1	Letter Agreement, dated July 24, 2024, by and between the Company and each of the officers and directors of the Company
10.2	Letter Agreement, dated July 24, 2024, by and between the Company and DT Cloud Star Management Limited
10.3	Investment Management Trust Agreement, dated July 24, 2024, by and among the Company, VStock Transfer LLC and Wilmington Trust National Association
10.4	Registration Rights Agreement, dated July 24, 2024, by and among the Company, DT Cloud Star Management Limited and each of the officers and directors of the Company
10.5	Private Placement Units Purchase Agreement, dated July 24, 2024, by and between the Company and DT Cloud Star Management Limited
10.6	Administrative Service Agreement, dated July 24, 2024, by and between the Company and DT Cloud Star Management Limited
10.7	Form of Indemnification Agreement, dated July 24, 2024, by and between the Company and each of the officers and directors of the Company
99.1	Press Release, dated July 24, 2024
99.2	Press Release, dated July 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2024

DT CLOUD STAR ACQUISITION CORPORATION

By:	/s/ Bian Fan
Name:	Bian Fan
Title:	Chief Executive Officer